Exhibit 5.3

[LETTERHEAD OF MORRISON & FOERSTER LLP]

February 26, 2018

HSBC USA Inc.

452 Fifth Avenue

New York, New York 10018

Re:	HSBC USA Inc. – Notes, Series 1, and Warrants, Series 1

Ladies and Gentlemen:

We have acted as counsel to HSBC USA Inc., a Maryland corporation (the “Company”), in connection with certain senior debt securities (the “Notes”) and warrants (the “Warrants”), each of which will be issued from time to time by the Company. The offerings of the Notes and the Warrants have been registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), under a shelf registration statement on Form S-3 (the “Registration Statement”).

The Notes will be issued pursuant to the Indenture, dated as of March 31, 2009 between the Company and Wells Fargo Bank, National Association (the “Note Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 22, 2012, and the Second Supplemental Indenture, dated as of March 5, 2015 (as so supplemented, the “Senior Indenture”). The Warrants will be issued pursuant to the Warrant Indenture, dated as of May 16, 2016 (the “Warrant Indenture”) between the Company and Wells Fargo Bank, National Association (the “Warrant Trustee”).

In connection with this opinion, we have examined such documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We also have examined the Registration Statement, the Senior Indenture, the Warrant Indenture, the form of the Notes and the form of the Warrants.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. We have assumed each individual executing any applicable documents on behalf of a party (other than the Company) is duly authorized to do so and that each of the parties (other than the Company) executing any such documents has duly and validly executed and delivered each document to which such party is a signatory, and such party's obligations set forth therein (other than the Company’s) are legal, valid and binding.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i)           the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii)          limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Notes or Warrants, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

February 26, 2018

Page Two

(iii)         our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities; and

(iv)        we express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America, as in effect on the date hereof.

Based on the foregoing, it is our opinion that:

1.           When the terms of the Notes to be issued under the Senior Indenture and their issuance and sale have been duly established in conformity with the Senior Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Notes have been duly executed, delivered and authenticated in accordance with the Senior Indenture and issued and paid for as contemplated by the Registration Statement, and if all the foregoing actions have been duly authorized by the Company, the Notes will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the Senior Indenture.

2.           When the terms of the Warrants to be issued under the Warrant Indenture and their issuance and sale have been duly established in conformity with the Warrant Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Warrants have been duly executed, delivered and authenticated in accordance with the Warrant Indenture and issued and paid for as contemplated by the Registration Statement, and if all the foregoing actions have been duly authorized by the Company, the Warrants will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the Warrant Indenture.

We note that, as of the date of this opinion, a judgment for money in an action based on a Note or a Warrant denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Note or Warrant is denominated into U.S. dollars will depend on various factors, including which court renders the judgment. A state court in the State of New York rendering a judgment on such Note or Warrant would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Note or Warrant is denominated, and such judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment.

If a pricing supplement relating to the offer and sale of any particular Note is prepared and filed by the Company with the Commission on a future date and the pricing supplement contains a reference to this firm and our opinion substantially in the form set forth below, the consent set forth below shall apply to the reference to us and our opinion in substantially the following form:

February 26, 2018

Page Three

In the opinion of Morrison & Foerster LLP, as counsel to the Issuer, when the pricing supplement has been attached to, and duly notated on, the master note that represents the securities pursuant to the Senior Indenture referred to in the prospectus supplement, and issued and paid for as contemplated herein, such securities will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the Note Trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Company and other sources as to certain factual matters, all as stated in the legal opinion dated February 26, 2018, which has been filed as Exhibit 5.3 to the Registration Statement. [This opinion is also subject to the discussion, as stated in the legal opinion dated February 26, 2018, of the enforcement of notes denominated in a foreign currency or currency unit.]

If a pricing supplement relating to the offer and sale of any particular Warrant is prepared and filed by the Company with the Commission on a future date and the pricing supplement contains a reference to this firm and our opinion substantially in the form set forth below, the consent set forth below shall apply to the reference to us and our opinion in substantially the following form:

In the opinion of Morrison & Foerster LLP, as counsel to the Issuer, when the warrants offered by this pricing supplement have been executed and delivered by the Company and authenticated by the trustee pursuant to the Warrant Indenture referred to in the prospectus supplement, and issued and paid for as contemplated herein, such warrants will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the Warrant Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the Warrant Trustee’s authorization, execution and delivery of the Warrant Indenture and the genuineness of signatures and to such counsel’s reliance on the Company and other sources as to certain factual matters, all as stated in the legal opinion dated February 26, 2018, which has been filed as Exhibit 5.3 to the Registration Statement. [This opinion is also subject to the discussion, as stated in the legal opinion dated February 26, 2018, of the enforcement of warrants denominated in a foreign currency or currency unit.]

We hereby consent to the use of our name under the heading “Legal Opinions” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.3 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP